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                                SUB-ITEM 77Q1(E)
       COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS

A copy of Investment Advisory Agreement between Registrant and Spears Abacus Advisors LLC regarding The BeeHive Fund, Exhibit(d)(27) to the Registrant's Registration Statement on Form N-1A, is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 239 on September 29, 2008, accession number 0001193125-08-203258.